Ex 99.1
Hanmi Financial Corporation Reports
2007 Financial Results
— Net Loss Includes a Non-Cash Goodwill Impairment Charge of $102.9 Million —
LOS ANGELES — February 12, 2008 — Hanmi Financial Corporation (NASDAQ:HAFC) (“we,” “our” or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), today reported a fourth-quarter 2007 net loss of $100.0 million, or ($2.15) per share, which includes a non-cash goodwill impairment charge of $102.9 million, compared to net income of $17.3 million, or $0.35 per diluted share, for the comparable period in 2006.
In addition, fourth-quarter 2007 results include a $1.1 million other-than-temporary impairment charge on a Community Reinvestment Act (“CRA”) preferred security, $1.7 million separation expenses associated with the former Chief Executive Officer’s retirement, and a $20.7 million provision for credit losses.
For the year, we reported a net loss of $60.5 million, or ($1.27) per share, compared to net income of $65.6 million, or $1.33 per diluted share, in 2006. Excluding three unusual charges — goodwill impairment charge, other-than-temporary impairment charge and separation expenses, 2007 net income was $44.1 million, or $0.92 per diluted share.
“The goodwill impairment charge was occasioned by the decline in the market value of our common stock, which we believe reflects, in part, recent turmoil in the financial markets that has adversely affected the market value of the common stock of many banks,” stated Chung Hoon Youk, Chief Credit Officer and Interim Chief Executive Officer. “It is important to note that the fourth-quarter loss, attributable primarily to the goodwill impairment charge, does not affect our tangible equity or our liquidity position. Further, our regulatory capital ratios are unaffected by this goodwill write-off, and we believe that we continue to have a level of capital that is sufficient to support current operations and foreseeable future growth.”
For the fourth quarter and full year ended December 31, 2007, we believe the following components to be of significance with regard to the net loss:

	Three Months Ended December 31, 2007			Year Ended December 31, 2007
		Weighted-			Weighted-
	Income	Average	Per	Income	Average	Per
	(Loss)	Shares	Share	(Loss)	Shares	Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
	(Dollars in Thousands, Except Per Share Amounts)

GAAP Net Loss	$(99,986)	46,465,973	$(2.15)	$(60,520)	47,787,213	$(1.27)
Impairment Loss on Goodwill	102,891			102,891
Other-Than-Temporary Impairment Loss on Securities	1,074			1,074
Separation Expenses for Former CEO’s Retirement	1,683			1,683
Tax Effect	(1,009)			(1,009)

Dilutive Securities — Options and Warrants		180,751	$2.25		306,504	$2.19

Non-GAAP Net Income, Excluding Impairment Loss on Goodwill, Other-Than-Temporary Impairment Loss on Securities, Net of Taxes, and Separation Expenses for Former CEO’s Retirement, Net of Taxes	$4,653	46,646,724	$0.10	$44,119	48,093,717	$0.92

Mr. Youk noted, “In the fourth quarter, the economic conditions in the markets in which our borrowers operate continued to deteriorate and the levels of loan delinquency and default experienced by the Bank continued at higher than historical levels. In response, the Bank has increased its allowance for loan losses and significantly expanded its portfolio monitoring activities well beyond the normal level of portfolio monitoring to attempt to identify potential weaknesses in performing loans. For loans with identified weaknesses, we have created individual action plans to mitigate, to the extent possible, such weaknesses. This intensive effort resulted, in part, in additional downgrades in the classification of loans, primarily to ‘special mention.’ We will continue our intensive monitoring of the loan portfolio until the Bank’s credit risk profile returns to a normalized level. The fourth-quarter provision for credit losses reflects the increased migration of loans into more adverse risk rating categories and increases in net charge-offs and non-performing loans during the quarter.”
“Although the direction of the economy is beyond our control,” said Mr. Youk, “we are committed to increasing profitability and reducing the volatility of our own financial performance. In addition to taking a very prudent stance towards the assessment of credit quality we recently inaugurated a campaign to increase core deposits with the objective of providing stronger margins.”
NET INTEREST INCOME AND MARGIN
For the fourth quarter of 2007, average loans increased $148.7 million, or 4.7%, compared to the prior quarter, and increased $402.7 million, or 14.0%, compared to the same quarter in the previous year. Average deposits increased $13.7 million, or 0.5%, compared to the prior quarter, and increased $76.6 million, or 2.6%, compared to the same quarter in the previous year. In order to fill the funding gap, the Bank utilized FHLB advances and other borrowings, which increased to $487 million from $169 million a year ago.
Despite the growth in loans, net interest income in the fourth quarter of 2007 was essentially flat at $37.7 million compared to $37.9 million last quarter and $38.8 million in the fourth quarter of 2006 due to compression in the net interest margin. As a result of the Federal Reserve Bank lowering short-term interest rates and intense competition for loans and deposits, the Bank’s net interest margin has decreased relative to prior periods. The Bank’s net interest margin was 4.08% for the fourth quarter of 2007, compared to 4.26% in the prior quarter and 4.59% a year ago.
NON-INTEREST INCOME
Non-interest income increased in the fourth quarter to $10.9 million from $9.5 million in the prior quarter, excluding the fourth-quarter pre-tax non-cash impairment charge of $1.1 million on the CRA preferred security, but lower than the $11.1 million reported in the fourth quarter of 2006, due largely to fluctuations in gain on sales of loans. For the year, non-interest income increased to $40.0 million from $37.0 million in 2006, due mainly to an increase in insurance commissions from the acquisition of two insurance companies in January 2007.

NON-INTEREST EXPENSE
Non-interest expense for the fourth-quarter and year ended 2007 were $126.2 million and $189.9 million, respectively, which includes the goodwill impairment charge and separation expenses. Excluding the goodwill impairment charge and separation expenses, fourth-quarter non-GAAP non-interest expenses were $21.6 million, and full-year non-GAAP non-interest expenses were $85.4 million, compared to $19.9 million and $77.3 million, respectively for the prior year periods. These increases were mainly derived from an increase in operating expenses from the acquisition of two insurance companies.

	Three Months	Year
	Ended	Ended
	December 31,	December 31,
	2007	2007
	(In Thousands)
GAAP Non-Interest Expenses	$126,221	$189,929
Impairment Loss on Goodwill	(102,891)	(102,891)
Separation Expenses for Former CEO’s Retirement	(1,683)	(1,683)

Non-GAAP Non-Interest Expenses, Excluding Impairment Loss on Goodwill and Separation Expenses for Former CEO’s Retirement	$21,647	$85,355

GOODWILL IMPAIRMENT
As previously noted, in the fourth quarter we recorded a charge of $102.9 million for impairment of goodwill. Generally accepted accounting principles in the United States (“GAAP”) require that when a company’s fair value becomes less than the carrying amount of stockholders’ equity, an assessment of impairment of goodwill must be performed. The Bank’s goodwill was primarily associated with the acquisition of Pacific Union Bank in April 2004. The twelve branches acquired continue to be significant contributors to our operations and have been integrated into our core operations. GAAP requires that we use the most readily available indicator of market value, which is the market price of our stock, as part of our assessment of goodwill impairment. While we believe that our current market trading value is in part indicative of concerns in the economy and financial markets generally, we decided that the current fair value of our stock was not sufficient to support the carrying value of goodwill. This charge is not expected to affect our ongoing operations.
ASSET QUALITY
The total provision for credit losses for the three months ended December 31, 2007 was $20.7 million. By comparison, the provision for credit losses was $8.5 million for the three months ended September 30, 2007 and $1.6 million for the three months ended December 31, 2006. The increase in the provision for credit losses is attributable to increases in net charge-offs, non-performing loans and criticized and classified loans.
The provision for credit losses, net of the charge-offs, increased the allowance for loan losses to $43.6 million, or 1.33%, of the gross loan portfolio, at December 31, 2007. We also have an allowance for off-balance sheet exposure, primarily unfunded loan commitments, of $1.8 million (recorded in other liabilities). Based on management’s evaluation and analysis of portfolio credit quality and prevailing economic conditions, we believe these reserves are adequate for losses inherent in the loan portfolio and off-balance sheet exposure at December 31, 2007.

CAPITAL
Our capital exceeds the levels defined as “well capitalized” by our regulators. Hanmi Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratios were 8.49%, 9.31% and 10.58%, respectively, at December 31, 2007. Hanmi Financial’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio wee 8.52%, 9.38% and 10.63%, respectively, at December 31, 2007
ABOUT HANMI FINANCIAL CORPORATION
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 24 full-service offices in Los Angeles, Orange, San Bernardino, Santa Clara, San Francisco and San Diego counties, and eight loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
This release includes non-GAAP net income, non-GAAP earnings per share data, shares used in non-GAAP earnings per share calculation and non-GAAP non-interest expenses.
These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
We believe that the presentation of non-GAAP net income, non-GAAP earnings per share data, shares used in non-GAAP earnings per share calculation and non-GAAP non-interest expenses, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, we believe that the presentation of non-GAAP income provides useful information to investors and management regarding operating activities for the periods presented.
For the internal budgeting process, our management uses financial statements that do not include impairment losses on goodwill, other-than-temporary impairment losses on securities and separation expenses. Our management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing our financial results.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
CONTACT
HANMI FINANCIAL CORPORATION

BRIAN E. CHO	STEPHANIE YOON
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	December 31,	September 30,	%	December 31,	%
	2007	2007	Change	2006	Change
ASSETS
Cash and Due from Banks	$105,898	$103,789	2.0%	$97,501	8.6%
Federal Funds Sold	16,500	—	—	41,000	(59.8)%

Cash and Cash Equivalents	122,398	103,789	17.9%	138,501	(11.6)%

Term Federal Funds Sold	—	—	—	5,000	(100.0)%
Investment Securities	350,457	357,616	(2.0)%	391,579	(10.5)%
Loans:
Gross Loans, Net of Deferred Loan Fees	3,284,708	3,219,871	2.0%	2,864,947	14.7%
Allowance for Loan Losses	(43,611)	(34,503)	26.4%	(27,557)	58.3%

Loans Receivable, Net	3,241,097	3,185,368	1.7%	2,837,390	14.2%

Customers’ Liability on Acceptances	5,387	5,357	0.6%	8,403	(35.9)%
Premises and Equipment, Net	20,800	20,597	1.0%	20,075	3.6%
Accrued Interest Receivable	17,500	17,619	(0.7)%	16,919	3.4%
Other Real Estate Owned	287	287	—	—	—
Deferred Income Taxes	34,573	13,480	156.5%	13,064	164.6%
Servicing Assets	4,336	4,328	0.2%	4,579	(5.3)%
Goodwill	107,100	209,991	(49.0)%	207,646	(48.4)%
Other Intangible Assets	6,909	7,457	(7.3)%	6,312	9.5%
Federal Reserve Bank and Federal Home Loan Bank Stock	33,479	25,525	31.2%	24,922	34.3%
Bank-Owned Life Insurance	24,524	24,285	1.0%	23,592	4.0%
Other Assets	25,371	35,916	(29.4)%	27,261	(6.9)%

TOTAL ASSETS	$3,994,218	$4,011,615	(0.4)%	$3,725,243	7.2%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$680,282	$690,513	(1.5)%	$728,347	(6.6)%
Interest-Bearing	2,321,417	2,357,044	(1.5)%	2,216,368	4.7%

Total Deposits	3,001,699	3,047,557	(1.5)%	2,944,715	1.9%
Accrued Interest Payable	21,828	20,449	6.7%	22,582	(3.3)%
Acceptances Outstanding	5,387	5,357	0.6%	8,403	(35.9)%
FHLB Advances and Other Borrowings	487,164	361,344	34.8%	169,037	188.2%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	24,189	11,593	108.7%	10,983	120.2%

Total Liabilities	3,622,673	3,528,706	2.7%	3,238,126	11.9%
Shareholders’ Equity	371,545	482,909	(23.1)%	487,117	(23.7)%

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,994,218	$4,011,615	(0.4)%	$3,725,243	7.2%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Year Ended
	Dec. 31,	Sept. 30,	%	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2007	2007	Change	2006	Change	2007	2006	Change
INTEREST INCOME:
Interest and Fees on Loans	$67,505	$66,714	1.2%	$63,666	6.0%	$261,992	$239,075	9.6%
Interest on Investments	4,309	4,422	(2.6)%	4,762	(9.5)%	17,867	19,710	(9.4)%
Interest on Federal Funds Sold	69	61	13.1%	654	(89.4)%	1,032	1,402	(26.4)%
Interest on Term Federal Funds Sold	—	—	—	2	(100.0)%	5	2	150.0%

Total Interest Income	71,883	71,197	1.0%	69,084	4.1%	280,896	260,189	8.0%

INTEREST EXPENSE:
Interest on Deposits	27,446	27,882	(1.6)%	26,346	4.2%	108,100	93,036	16.2%
Interest on FHLB Advances and Other Borrowings	5,074	3,785	34.1%	2,278	122.7%	13,949	6,977	99.9%
Interest on Junior Subordinated Debentures	1,670	1,675	(0.3)%	1,682	(0.7)%	6,644	6,416	3.6%

Total Interest Expense	34,190	33,342	2.5%	30,306	12.8%	128,693	106,429	20.9%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	37,693	37,855	(0.4)%	38,778	(2.8)%	152,203	153,760	(1.0)%

Provision for Credit Losses	20,704	8,464	144.6%	1,631	1,169.4%	38,323	7,173	434.3%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	16,989	29,391	(42.2)%	37,147	(54.3)%	113,880	146,587	(22.3)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,672	4,463	4.7%	4,471	4.5%	18,061	17,134	5.4%
Insurance Commissions	1,419	1,131	25.5%	124	1,044.4%	4,954	770	543.4%
Trade Finance Fees	944	1,082	(12.8)%	1,153	(18.1)%	4,493	4,567	(1.6)%
Remittance Fees	546	512	6.6%	519	5.2%	2,049	2,056	(0.3)%
Other Service Charges and Fees	646	691	(6.5)%	620	4.2%	2,527	2,359	7.1%
Bank-Owned Life Insurance Income	240	234	2.6%	225	6.7%	933	879	6.1%
Increase in Fair Value of Derivatives	162	207	(21.7)%	351	(53.8)%	683	1,074	(36.4)%
Other Income	479	457	4.8%	248	93.1%	1,702	1,157	47.1%
Gain on Sales of Loans	1,767	523	237.9%	3,367	(47.5)%	5,452	6,917	(21.2)%
Gain on Sales of Other Real Estate Owned	—	226	(100.0)%	—	—	226	48	370.8%
Gain on Sales of Securities Available for Sale	—	—	—	—	—	—	2	(100.0)%
Other-Than-Temporary Impairment Loss on Securities	(1,074)	—	—	—	—	(1,074)	—	—

Total Non-Interest Income	9,801	9,526	2.9%	11,078	(11.5)%	40,006	36,963	8.2%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	13,075	11,418	14.5%	10,303	26.9%	47,036	40,512	16.1%
Occupancy and Equipment	2,754	2,657	3.7%	2,521	9.2%	10,494	9,643	8.8%
Data Processing	1,622	1,540	5.3%	1,543	5.1%	6,390	5,857	9.1%
Advertising and Promotion	1,137	943	20.6%	875	29.9%	3,630	2,997	21.1%
Supplies and Communications	596	704	(15.3)%	543	9.8%	2,592	2,391	8.4%
Professional Fees	782	565	38.4%	360	117.2%	2,468	1,910	29.2%
Amortization of Other Intangible Assets	548	570	(3.9)%	564	(2.8)%	2,324	2,379	(2.3)%
Decrease in Fair Value of Embedded Option	—	37	(100.0)%	290	(100.0)%	233	582	(60.0)%
Other Operating Expenses	2,816	2,815	—	2,916	(3.4)%	11,871	11,042	7.5%
Impairment Loss on Goodwill	102,891	—	—	—	—	102,891	—	—

Total Non-Interest Expenses	126,221	21,249	494.0%	19,915	533.8%	189,929	77,313	145.7%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(99,431)	17,668	(662.8)%	28,310	(451.2)%	(36,043)	106,237	(133.9)%
Provision for Income Taxes	555	6,580	(91.6)%	11,000	(95.0)%	24,477	40,588	(39.7)%

NET INCOME (LOSS)	$(99,986)	$11,088	(1,001.7)%	$17,310	(677.6)%	$(60,520)	$65,649	(192.2)%

EARNINGS (LOSS) PER SHARE:
Basic	$(2.15)	$0.23	(1,034.8)%	$0.35	(714.3)%	$(1.27)	$1.34	(194.8)%
Diluted	$(2.15)	$0.23	(1,034.8)%	$0.35	(714.3)%	$(1.27)	$1.33	(195.5)%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	46,465,973	47,355,143		48,969,795		47,787,213	48,850,221
Diluted	46,465,973	47,536,078		49,567,778		47,787,213	49,435,128

SHARES OUTSTANDING AT PERIOD-END	45,860,941	46,986,341		49,076,613		45,860,941	49,076,613

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended					Year Ended
	Dec. 31,	Sept. 30,	%	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2007	2007	Change	2006	Change	2007	2006	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,284,222	$3,135,531	4.7%	$2,881,515	14.0%	$3,080,544	$2,747,922	12.1%
Average Investment Securities	350,147	360,626	(2.9)%	395,313	(11.4)%	368,144	414,672	(11.2)%
Average Interest-Earning Assets	3,669,436	3,526,493	4.1%	3,349,911	9.5%	3,494,758	3,214,761	8.7%
Average Total Assets	4,053,474	3,915,517	3.5%	3,735,578	8.5%	3,882,891	3,602,181	7.8%
Average Deposits	3,029,804	3,016,118	0.5%	2,953,226	2.6%	2,989,806	2,881,448	3.8%
Average Borrowings	496,513	367,605	35.1%	255,700	94.2%	355,819	221,347	60.8%
Average Interest-Bearing Liabilities	2,845,775	2,683,930	6.0%	2,480,902	14.7%	2,643,296	2,367,389	11.7%
Average Shareholders’ Equity	485,607	487,006	(0.3)%	482,486	0.6%	492,637	458,227	7.5%
Average Tangible Equity	269,496	269,255	0.1%	268,201	0.5%	275,036	242,362	13.5%

PERFORMANCE RATIOS:
Return on Average Assets	(9.79)%	1.12%		1.84%		(1.56)%	1.82%
Return on Average Shareholders’ Equity	(81.69)%	9.03%		14.23%		(12.28)%	14.33%
Return on Average Tangible Equity	(147.19)%	16.34%		25.61%		(22.00)%	27.09%
Efficiency Ratio	265.76%	44.85%		39.95%		98.81%	40.54%
Net Interest Margin	4.08%	4.26%		4.59%		4.36%	4.78%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$34,503	$32,190	7.2%	$28,276	22.0%	$27,557	$24,963	10.4%
Provision Charged to Operating Expense	20,736	8,397	146.9%	1,631	1,171.4%	38,688	7,173	439.4%
Charge-Offs, Net of Recoveries	(11,628)	(6,084)	91.1%	(2,350)	394.8%	(22,634)	(4,579)	394.3%

Balance at the End of Period	$43,611	$34,503	26.4%	$27,557	58.3%	$43,611	$27,557	58.3%

Allowance for Loan Losses to Total Gross Loans	1.33%	1.07%		0.96%		1.33%	0.96%
Allowance for Loan Losses to Total Non-Performing Loans	80.05%	77.19%		193.86%		80.05%	193.86%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$1,797	$1,730	3.9%	$2,130	(15.6)%	$2,130	$2,130	—
Provision Charged to Operating Expense	(32)	67	(147.8)%	—	—	(365)	—	—

Balance at the End of Period	$1,765	$1,797	(1.8)%	$2,130	(17.1)%	$1,765	$2,130	(17.1)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	Dec. 31,	Sept. 30,	%	Dec. 31,	%
	2007	2007	Change	2006	Change

NON-PERFORMING ASSETS:
Non-Accrual Loans	$54,252	$44,497	21.9%	$14,213	281.7%
Loans 90 Days or More Past Due and Still Accruing	227	199	14.1%	2	11,250.0%

Total Non-Performing Loans	54,479	44,696	21.9%	14,215	283.3%
Other Real Estate Owned	287	287	—	—	--

Total Non-Performing Assets	$54,766	$44,983	21.7%	$14,215	285.3%

Total Non-Performing Loans/Total Gross Loans	1.66%	1.39%		0.50%
Total Non-Performing Assets/Total Assets	1.37%	1.12%		0.38%
Total Non-Performing Assets/Allowance for Loan Losses	125.6%	130.4%		51.6%

DELINQUENT LOANS	$45,086	$54,954	(18.0)%	$19,616	129.8%

Delinquent Loans/Total Gross Loans	1.37%	1.71%		0.68%

LOAN PORTFOLIO:
Real Estate Loans	$1,101,907	$1,099,100	0.3%	$1,041,393	5.8%
Commercial and Industrial Loans	2,094,719	2,033,009	3.0%	1,726,434	21.3%
Consumer Loans	90,449	90,416	—	100,121	(9.7)%

Total Gross Loans	3,287,075	3,222,525	2.0%	2,867,948	14.6%
Deferred Loan Fees	(2,367)	(2,654)	(10.8)%	(3,001)	(21.1)%

Gross Loans, Net of Deferred Loan Fees	3,284,708	3,219,871	2.0%	2,864,947	14.7%
Allowance for Loan Losses	(43,611)	(34,503)	26.4%	(27,557)	58.3%

Loans Receivable, Net	$3,241,097	$3,185,368	1.7%	$2,837,390	14.2%

LOAN MIX:
Real Estate Loans	33.5%	34.1%		36.3%
Commercial and Industrial Loans	63.7%	63.1%		60.2%
Consumer Loans	2.8%	2.8%		3.5%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Noninterest-Bearing	$680,282	$690,513	(1.5)%	$728,347	(6.6)%
Savings	93,099	94,150	(1.1)%	99,255	(6.2)%
Money Market Checking and NOW Accounts	445,806	476,257	(6.4)%	438,267	1.7%
Time Deposits of $100,000 or More	1,441,683	1,474,764	(2.2)%	1,383,358	4.2%
Other Time Deposits	340,829	311,873	9.3%	295,488	15.3%

Total Deposits	$3,001,699	$3,047,557	(1.5)%	$2,944,715	1.9%

DEPOSIT MIX:
Noninterest-Bearing	22.7%	22.7%		24.7%
Savings	3.1%	3.1%		3.4%
Money Market Checking and NOW Accounts	14.9%	15.6%		14.9%
Time Deposits of $100,000 or More	48.0%	48.4%		47.0%
Other Time Deposits	11.3%	10.2%		10.0%

Total Deposits	100.0%	100.0%		100.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended									Year Ended
	December 31, 2007			September 30, 2007			December 31, 2006			December 31, 2007			December 31, 2006
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
LOANS:
Real Estate Loans:
Commercial Property	$787,721	$15,483	7.80%	$775,605	$15,678	8.02%	$756,961	$15,724	8.24%	$771,386	$61,863	8.02%	$756,771	$61,773	8.16%
Construction	235,851	5,471	9.20%	227,779	4,814	8.38%	189,948	4,662	9.74%	223,017	20,359	9.13%	176,265	17,047	9.67%
Residential Property	89,184	1,160	5.16%	87,864	1,124	5.08%	80,762	1,066	5.24%	87,180	4,537	5.20%	84,381	4,369	5.18%

Total Real Estate Loans	1,112,756	22,114	7.88%	1,091,248	21,616	7.86%	1,027,671	21,452	8.28%	1,081,583	86,759	8.02%	1,017,417	83,189	8.18%
Commercial and Industrial Loans	2,081,945	43,658	8.32%	1,951,478	43,169	8.78%	1,758,498	39,986	9.02%	1,905,625	166,802	8.75%	1,637,133	146,803	8.97%
Consumer Loans	91,378	1,624	7.05%	94,751	1,798	7.53%	98,570	2,222	8.94%	95,463	7,611	7.97%	97,015	8,441	8.70%

Total Gross Loans	3,286,079	67,396	8.14%	3,137,477	66,583	8.42%	2,884,739	63,660	8.76%	3,082,671	261,172	8.47%	2,751,565	238,433	8.67%
Prepayment Penalty Income	—	109	—	—	131	—		6	—	—	820	—	—	642	—
Unearned Income on Loans, Net of Costs	(1,857)	—	—	(1,946)	—	—	(3,224)	—	—	(2,127)	—	—	(3,643)	—	—

Gross Loans, Net	$3,284,222	$67,505	8.15%	$3,135,531	$66,714	8.44%	$2,881,515	$63,666	8.77%	$3,080,544	$261,992	8.51%	$2,747,922	$239,075	8.70%

INVESTMENT SECURITIES:
Municipal Bonds	$72,097	$765	4.24%	$70,984	$764	4.31%	$72,670	$766	4.22%	$71,937	$3,055	4.25%	$72,694	$3,087	4.25%
U.S. Government Agency Securities	110,194	1,188	4.31%	119,704	1,286	4.30%	118,103	1,261	4.27%	116,701	4,963	4.25%	122,503	5,148	4.20%
Mortgage-Backed Securities	97,566	1,190	4.88%	101,688	1,237	4.87%	123,283	1,461	4.74%	107,356	5,148	4.80%	132,845	6,248	4.70%
Collateralized Mortgage Obligations	52,883	570	4.31%	55,619	612	4.40%	68,368	744	4.35%	58,189	2,530	4.35%	73,765	3,178	4.31%
Corporate Bonds	12,709	154	4.85%	7,811	89	4.56%	7,914	89	4.50%	9,084	422	4.65%	7,908	357	4.51%
Other Securities	4,698	84	7.15%	4,820	84	6.97%	4,975	84	6.75%	4,877	336	6.89%	4,957	337	6.80%

Total Investment Securities	$350,147	$3,951	4.51%	$360,626	$4,072	4.52%	$395,313	$4,405	4.46%	$368,144	$16,454	4.47%	$414,672	$18,355	4.43%

OTHER INTEREST-EARNING ASSETS:
Equity Securities (FHLB and FRB Stock)	$29,149	$358	4.91%	$25,431	$350	5.51%	$24,877	$357	5.74%	$26,228	$1,413	5.39%	$24,684	$1,354	5.49%
Federal Funds Sold	5,918	69	4.66%	4,905	61	4.97%	48,043	654	5.45%	19,746	1,032	5.23%	27,410	1,402	5.11%
Term Federal Funds Sold	—	—	—	—	—	—	163	2	4.91%	96	5	5.21%	41	2	4.88%
Interest-Earning Deposits	—	—	—	—	—	—	—	—	—	—	—	—	32	1	4.01%

Total Other Interest-Earning Assets	$35,067	$427	4.87%	$30,336	$411	5.42%	$73,083	$1,013	5.54%	$46,070	$2,450	5.32%	$52,167	$2,759	5.29%

TOTAL INTEREST-EARNING ASSETS	$3,669,436	$71,883	7.77%	$3,526,493	$71,197	8.01%	$3,349,911	$69,084	8.18%	$3,494,758	$280,896	6.31%	$3,214,761	$260,189	6.35%

INTEREST-BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Savings	$93,413	$622	2.64%	$95,147	$567	2.36%	$98,892	$451	1.81%	$97,173	$2,152	2.21%	$107,811	$1,853	1.72%
Money Market Checking and NOW Accounts	478,501	3,996	3.31%	471,756	4,164	3.50%	442,747	3,675	3.29%	452,825	15,298	3.38%	471,780	14,539	3.08%
Time Deposits of $100,000 or More	1,465,551	18,977	5.14%	1,438,711	19,263	5.31%	1,392,240	18,650	5.31%	1,430,603	75,516	5.28%	1,286,202	64,184	4.99%
Other Time Deposits	311,797	3,851	4.90%	310,711	3,888	4.96%	291,323	3,570	4.86%	306,876	15,134	4.93%	280,249	12,460	4.45%

Total Interest-Bearing Deposits	$2,349,262	$27,446	4.64%	$2,316,325	$27,882	4.78%	$2,225,202	$26,346	4.70%	$2,287,477	$108,100	4.73%	$2,146,042	$93,036	4.34%

BORROWINGS:
FHLB Advances and Other Borrowings	$414,107	$5,074	4.86%	$285,199	$3,785	5.27%	$173,294	$2,278	5.22%	$273,413	$13,949	5.10%	$138,941	$6,977	5.02%
Junior Subordinated Debentures	82,406	1,670	8.04%	82,406	1,675	8.06%	82,406	1,682	8.10%	82,406	6,644	8.06%	82,406	6,416	7.79%

Total Borrowings	$496,513	$6,744	5.39%	$367,605	$5,460	5.89%	$255,700	$3,960	6.14%	$355,819	$20,593	5.79%	$221,347	$13,393	6.05%

TOTAL INTEREST-BEARING LIABILITIES	$2,845,775	$34,190	4.77%	$2,683,930	$33,342	4.93%	$2,480,902	$30,306	4.85%	$2,643,296	$128,693	4.87%	$2,367,389	$106,429	4.50%

NET INTEREST INCOME		$37,693			$37,855			$38,778			$152,203			$153,760

NET INTEREST SPREAD			3.00%			3.08%			3.33%			1.44%			1.86%

NET INTEREST MARGIN			4.08%			4.26%			4.59%			4.36%			4.78%